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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Corporate Express, Inc. on Form S-8 (File No. 33-86574) and on Form S-4 (File No. 333-07909) of our report dated March 4, 1996 on our audit of the financial statements of Virginia Impression Products Co., Inc. as of December 31, 1995 and for the year then ended.


                                                    /s/ Schutrumpf & Koren, P.C.
                                                        Schutrumpf & Koren, P.C.
                                                    Certified Public Accountants

September 19, 1996